MGP INGREDIENTS REPORTS THIRD QUARTER 2024 RESULTS
Financial results and full-year guidance in line with recently announced preliminary update

ATCHISON, Kan., October 31, 2024 - MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of branded and distilled spirits and food ingredient solutions, today reported results for the third quarter ended September 30, 2024.

“Our third quarter performance was in line with the preliminary results we provided on October 17. In response to the softening American whiskey category trends and elevated industry-wide barrel inventories, in 2025 we plan to further lower our net aging whiskey put away, scale down our whiskey production, and optimize our cost structure to mitigate lower production volumes. While current market dynamics will likely have an even greater impact on our Distilling Solutions segment sales and profitability in 2025, we believe that these actions will strengthen the long-term competitive positioning of our brown goods business. Over the longer term, we remain confident in our Distilling Solutions business as our whiskey inventories remain an important part of the still expanding American whiskey category,” said David Bratcher, CEO and president of MGP Ingredients.

He added, “We are pleased with our progress towards becoming a premier branded spirits company. Though further inventory tightening is a headwind in the near term, we expect our continued investments behind our brands portfolio to deliver attractive organic growth. In addition, we expect our Ingredient Solutions segment to have a stronger 2025 despite current transitory headwinds.”

2024 third quarter financial highlights compared to 2023 third quarter:
•Consolidated sales decreased 24% to $161.5 million. Excluding the impact of the Atchison distillery, consolidated sales decreased by 14%.
•Net income increased 82% to $23.9 million. Adjusted net income decreased 5% to $28.8 million. Net income margin increased 860 basis points to 14.8%. Adjusted net income margin increased by 350 basis points to 17.8%.
•Basic earnings per common share (“EPS”) increased to $1.07 per share from $0.59 per share. Adjusted basic EPS decreased 5% to $1.29 per share from $1.36 per share.
•Consolidated gross profit decreased 10% to $65.8 million. Gross margin increased by 610 basis points to 40.8%. Excluding the impact of the Atchison distillery, adjusted gross margin increased 30 basis points to 40.8% largely due to higher Branded Spirits margins.
•Adjusted EBITDA decreased 9% to $45.7 million. Adjusted EBITDA margin increased by 460 basis points to 28.3%
•Capital expenditures were $44 million year-to-date.
•Net debt leverage ratio stands at approximately 1.3x as of September 30, 2024.

Consolidated Results
In the third quarter 2024, excluding the impact of the Atchison distillery, consolidated sales decreased by 14% year over year, reflecting lower sales in all three operating segments. Consolidated gross profit decreased 10% to $65.8 million, representing 40.8% of sales. Excluding the impact of the Atchison distillery, third quarter 2024 consolidated gross margin improved approximately 30 basis points from the prior year period primarily reflecting strong margin expansion in the Branded Spirits segment. Third quarter 2024 operating income and diluted EPS increased 64% and $0.49 to $32.6 million and $1.07 per share, respectively. On an adjusted basis, operating income decreased 9% to $39.0 million and diluted EPS decreased by 4% to $1.29.

Distilling Solutions
For the third quarter 2024, Distilling Solutions segment sales decreased 36% to $71.9 million. Excluding the impact of the Atchison distillery, segment sales decreased 18% to $71.9 million mainly due to the 22% decline in brown goods sales, including lower aged and new distillate sales. Segment gross profit, as reported, decreased to $28.6 million, or 39.8% of sales, compared to $33.3 million, or 29.8% of segment sales, in the third quarter 2023.

Branded Spirits
Branded Spirits segment third quarter 2024 sales decreased 6% to $62.6 million, driven primarily by the decline in mid and value priced portfolio sales. Premium plus sales grew 1% as we continue to execute focused initiatives across the American whiskey and tequila categories. Branded Spirits gross profit increased by 12% to $32.4 million, or 51.8% of segment sales, compared to $29.0 million, or 43.5% of segment sales, in the prior year period.

Ingredient Solutions
Ingredient Solutions segment sales decreased 18% to $26.9 million primarily due to the stronger U.S. dollar's continued impact on our specialty protein sales as well as decreased sales volume of commodity wheat starches due to increased domestic competition. Gross profit decreased to $4.7 million, or 17.6% of segment sales, compared to $11.1 million, or 33.8% of segment sales, in the third quarter 2023. Excluding the impact of the Atchison distillery and the associated intercompany credit for the waste starch slurry by-product, gross profit decreased to $4.7 million compared to $9.4 million in the third quarter 2023.

Additional Highlights
Advertising and promotion expenses increased 1% to $9.6 million as compared to the third quarter 2023.

Corporate selling, general, and administrative (“SG&A”) expenses for the third quarter 2024 decreased $4.4 million, or 20%, to $17.2 million as compared to the third quarter 2023.

During the third quarter 2024, the fair value of the contingent consideration liability related to the Penelope acquisition increased by $2.2 million compared third quarter of 2023.

The corporate effective tax rate for the third quarter 2024 was 24.0%, compared with 25.0% from the year ago period.

2024 Financial Outlook
MGP reaffirmed its recently revised consolidated guidance for fiscal 2024:

•Sales in the range of $695 million to $705 million, following the closure of the Atchison distillery in December 2023.
•Adjusted EBITDA in the range of $196 million to $200 million, inclusive of the add back of share-based compensation expense.
•Adjusted basic EPS in the $5.55 to $5.65 range, with approximately 22.1 million basic weighted average shares outstanding at the year end and effective tax rate of approximately 24%.

•Full year capital expenditures of $78 million.

As is customary, we will share our 2025 financial outlook with our fourth quarter 2024 earnings release; however, we will provide additional commentary on our 2025 outlook in our conference call discussing our third quarter results.

Conference Call and Webcast Information
MGP Ingredients will host a conference call today, October 31, 2024, at 10 a.m. ET to discuss these results and current business trends. Investors can dial 844-308-6398 or 412-717-9605 (international) to listen to the live call. A live webcast will be available at “News and Events” section of the company’s Investor Relations website at ir.mgpingredients.com/news-events. A replay of the conference call will be available on the company’s website.

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium branded and distilled spirits, as well as food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.
As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky and Indiana, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer, and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates, and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson, and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey, and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico, and Dos Primos; and the historic Ross & Squibb Distillery in Lawrenceburg, Indiana, where Penelope Bourbon, Remus Straight Bourbon Whiskey, and Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey, and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the plans of MGP Ingredients, Inc. (the “Company” or “MGP”) to lower put away, scale down production, and optimize its cost structure; the Company’s sales, profitability, competitive positioning, and confidence in its business; whiskey category expansion; the Company’s ability to transition to becoming a branded spirits company, to grow, and to have a stronger 2025; and the Company’s 2024 outlook, including its expectations for sales, adjusted EBITDA, adjusted EPS, shares outstanding, tax rate, and capital expenditures. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of changes in consumer preferences and purchases and our ability to anticipate or react to those changes; our ability to compete effectively; damage to our reputation or that of any of our key customers or their brands; failure to introduce successful new brands and products or have effective marketing or advertising; changes in public opinion about alcohol or our products; our reliance on our distributors to distribute our branded spirits; our reliance on fewer, more profitable customer relationships; interruptions in our operations or a catastrophic event at our facilities; decisions concerning the quantity of maturing stock of our aged distillate; warehouse expansion issues; our reliance on a limited number of suppliers; our reliance on a limited number of suppliers; work disruptions or stoppages; climate change and measures to address climate change; our closure of our Atchison, Kansas distillery; regulation and taxation and compliance with existing or future laws and regulations; tariffs, trade relations, and trade policies; excise taxes, incentives and customs duties; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; failure to secure and maintain listings in control states; labeling or warning requirements or limitations on the availability of our products; product recalls or other product liability claims; anti-corruption laws, trade sanctions and restrictions; class action or other litigation; higher costs or the unavailability and cost of raw materials, product ingredients, energy resources, or labor; failure of our information technology systems, networks, processes, associated sites, or service providers; acquisitions and potential future acquisitions; interest rate increases; reliance on key personnel; commercial, political, and financial risks; covenants and other provisions in our credit arrangements; pandemics or other health crises; ability to pay any dividends; limited rights of common stockholders and anti-takeover provisions in our governing documents; the impact of issuing shares of our common stock; and the effectiveness or execution of our strategic plan. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30, and September 30, 2024, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed measures excluding the impact of the Atchison distillery, adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted net income margin, adjusted MGP earnings, adjusted EBITDA, adjusted EBITDA margin, net debt, net debt leverage ratio, and adjusted basic and diluted EPS, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with operating income, income before income taxes, net income, net income used in earnings per common share calculation, debt, and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends, and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure. Full year 2024 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include without limitation, acquisition related expenses, restructuring and related expenses, and other items not reflective of the Company's ongoing operations.

For More Information
Investors:
Amit Sharma
amit.sharma@mgpingredients.com

Media:
Greg Manis
greg.manis@mgpingredients.com
913-360-5440

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2024	2023	2024	2023
Sales	$161,461	$211,624	$522,829	$621,635
Cost of sales	95,646	138,176	310,987	402,068
Gross profit	65,815	73,448	211,842	219,567

Advertising and promotion expenses	9,647	9,505	29,995	25,877
Selling, general, and administrative expenses	17,204	21,570	60,942	65,615
Impairment of long-lived assets and other	—	18,334	137	18,334
Change in fair value of contingent consideration	6,400	4,200	15,900	4,200
Operating income	32,564	19,839	104,868	105,541

Interest expense, net	(2,174)	(2,353)	(6,398)	(4,630)
Other income (expense), net	1,026	(25)	1,917	5
Income before income taxes	31,416	17,461	100,387	100,916

Income tax expense	7,554	4,373	23,924	24,832
Net income	23,862	13,088	76,463	76,084

Net loss attributable to noncontrolling interest	43	123	162	324
Net income attributable to MGP Ingredients, Inc.	23,905	13,211	76,625	76,408

Income attributable to participating securities	(257)	(129)	(828)	(760)
Net income used in earnings per common share calculation	$23,648	$13,082	$75,797	$75,648

Weighted average common shares
Basic	22,069,885	22,066,159	22,110,315	22,056,270
Diluted	22,069,885	22,381,516	22,110,315	22,207,031

Earnings per common share
Basic	$1.07	$0.59	$3.43	$3.43
Diluted	$1.07	$0.58	$3.43	$3.41

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$20,772	$18,388
Receivables, net	130,436	144,286
Inventory	372,153	346,853
Prepaid expenses	4,692	3,580
Refundable income taxes	3,955	1,190
Total current assets	532,008	514,297

Property, plant, and equipment	533,386	489,646
Less accumulated depreciation and amortization	(241,243)	(227,343)
Property, plant, and equipment, net	292,143	262,303
Operating lease right-of-use assets, net	14,910	13,975
Investment in joint ventures	6,643	5,197
Intangible assets, net	269,265	271,706
Goodwill	321,544	321,544
Other assets	4,106	3,326
TOTAL ASSETS	$1,440,619	$1,392,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,400	$6,400
Accounts payable	53,717	73,594
Federal and state excise taxes payable	2,482	2,251
Accrued expenses and other	19,739	31,861
Total current liabilities	82,338	114,106

Long-term debt, less current maturities	87,784	85,305
Convertible senior notes	195,784	195,544
Long-term operating lease liabilities	11,688	11,292
Contingent consideration	85,100	69,200
Other noncurrent liabilities	3,053	4,763
Deferred income taxes	61,987	63,071
Total liabilities	527,734	543,281
Total equity	912,885	849,067
TOTAL LIABILITIES AND TOTAL EQUITY	$1,440,619	$1,392,348

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended September 30,
	2024	2023
Cash Flows from Operating Activities
Net income	$76,463	$76,084
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,298	16,272
Impairment of long-lived assets and other	137	18,334
Share-based compensation	2,748	5,651
Equity method investment loss (gain)	(1,446)	191
Deferred income taxes, including change in valuation allowance	(1,084)	(2,112)
Change in fair value of contingent consideration	15,900	4,200
Other, net	292	376
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	13,979	(14,980)
Inventory	(24,979)	(42,015)
Prepaid expenses	(1,091)	(1,517)
Income taxes payable (refundable)	(2,765)	2,134
Accounts payable	(10,627)	(10,069)
Accrued expenses and other	(9,935)	(2,471)
Federal and state excise taxes payable	231	(1,908)
Other, net	(609)	435
Net cash provided by operating activities	73,512	48,605

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(52,850)	(42,062)
Purchase of business, net of cash acquired	—	(103,712)
Other, net	(276)	(916)
Net cash used in investing activities	(53,126)	(146,690)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(8,013)	(8,006)
Repurchase of Common Stock	(12,235)	(801)
Proceeds from long-term debt	70,000	105,000
Principal payments on long-term debt	(67,800)	(18,000)
Net cash provided by (used in) financing activities	(18,048)	78,193

Effect of exchange rate changes on cash and cash equivalents	46	33
Increase (decrease) in cash and cash equivalents	2,384	(19,859)
Cash and cash equivalents, beginning of period	18,388	47,889
Cash and cash equivalents, end of period	$20,772	$28,030

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Brown goods	$57,110	$73,409	$(16,299)	(22)%
Warehouse services	8,264	7,353	911	12
White goods and other co-products	6,545	31,091	(24,546)	(79)
Total Distilling Solutions	$71,919	$111,853	$(39,934)	(36)%

	BRANDED SPIRITS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Premium plus	$31,086	$30,843	243	1%
Mid	14,788	17,650	(2,862)	(16)
Value	10,034	11,049	(1,015)	(9)
Other	6,716	7,277	(561)	(8)
Total Branded Spirits	$62,624	$66,819	$(4,195)	(6)%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2024	2023	$ Change	% Change
Specialty wheat starches	$16,172	$17,196	$(1,024)	(6)%
Specialty wheat proteins	7,752	11,440	(3,688)	(32)
Commodity wheat starches	2,611	4,226	(1,615)	(38)
Commodity wheat proteins	383	90	293	326
Total Ingredient Solutions	$26,918	$32,952	$(6,034)	(18)%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Brown goods	$198,884	$214,857	$(15,973)	(7)%
Warehouse services	24,612	20,958	3,654	17
White goods and other co-products	26,663	106,126	(79,463)	(75)
Total Distilling Solutions	$250,159	$341,941	$(91,782)	(27)%

	BRANDED SPIRITS SALES
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Premium plus	$82,699	$73,352	$9,347	13%
Mid	46,610	55,575	(8,965)	(16)
Value	31,698	36,048	(4,350)	(12)
Other	15,804	16,343	(539)	(3)
Total Branded Spirits	$176,811	$181,318	$(4,507)	(2)%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Specialty wheat starches	$57,646	$48,977	$8,669	18%
Specialty wheat proteins	28,947	35,918	(6,971)	(19)
Commodity wheat starches	8,846	12,870	(4,024)	(31)
Commodity wheat proteins	420	611	(191)	(31)
Total Ingredient Solutions	$95,859	$98,376	$(2,517)	(3)%

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for the quarter ended September 30, 2023	$19,839
Increase in gross profit - Branded Spirits segment	3,406	17%
Decrease in gross profit - Ingredient Solutions segment	(6,403)	(32)	pp(a)
Decrease in gross profit - Distilling Solutions segment	(4,636)	(23)	pp
Increase in advertising and promotion expenses	(142)	(1)	pp
Decrease in SG&A expenses	4,366	22	pp
Impairment of long-lived assets and other	18,334	92	pp
Change in fair value of contingent consideration	(2,200)	(11)	pp
Operating income for the quarter ended September 30, 2024	$32,564	64%

Operating income, year to date versus year to date	Operating Income	Change
Operating income for the year to date ended September 30, 2023	$105,541
Decrease in gross profit - Ingredient Solutions segment	(16,914)	(16)%
Increase in gross profit - Branded Spirits segment	8,975	9	pp(a)
Increase in gross profit - Distilling Solutions segment	214	—	pp
Increase in advertising and promotion expenses	(4,118)	(4)	pp
Decrease in SG&A expenses	4,673	4	pp
Impairment of long-lived assets and other	18,197	17	pp
Change in fair value of contingent consideration	(11,700)	(11)	pp
Operating income for the year to date ended September 30, 2024	$104,868	(1)%

(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER COMMON SHARE (“EPS”) ROLLFORWARD

Change in EPS, quarter versus quarter	EPS	Change
Basic EPS for the quarter ended September 30, 2023	$0.59
Change in operating income (b)	0.43	73%
Change in interest expense, net (b)	0.01	2	pp(a)
Change in other income (expense), net(b)	0.04	7	pp
Change in effective tax rate	0.01	2	pp
Change in weighted average shares outstanding	(0.01)	(2)	pp
Basic and Diluted EPS for the quarter ended September 30, 2024	$1.07	82%

Change in EPS, year to date versus year to date	EPS	Change
Basic EPS for the year to date ended September 30, 2023	$3.43
Change in operating income(b)	(0.02)	(1)%
Change in interest expense, net (b)	(0.06)	(2)	pp(a)
Change in other income (expense), net(b)	0.07	3	pp
Change in effective tax rate	0.03	1	pp
Change in weighted average shares outstanding	(0.02)	(1)	pp
Basic and Diluted EPS for the year to date ended September 30, 2024	$3.43	—%

(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2023).

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended September 30, 2024
	Operating Income	Income before Income Taxes	Net Income(b)	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$32,564	$31,416	$23,862	$23,648	$1.07
Adjusted to remove:
Fair value of contingent consideration(c)	6,400	6,400	4,864	4,864	0.22
Business acquisition costs (d)	15	15	11	11	—
Unusual items costs (e)	34	34	26	26	—
Adjusted Non-GAAP results	$39,013	$37,865	$28,763	$28,549	$1.29

	Quarter Ended September 30, 2023
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$19,839	$17,461	$13,088	$13,082	$0.59	$0.58
Adjusted to remove:
Impairment of long-lived assets and other (f)	18,334	18,334	13,750	13,750	0.62	0.61
Fair value of contingent consideration(c)	4,200	4,200	3,150	3,150	0.14	0.14
Business acquisition costs (d)	314	314	235	235	0.01	0.01
Adjusted Non-GAAP results	$42,687	$40,309	$30,223	$30,217	$1.36	$1.34

	Year to Date Ended September 30, 2024
	Operating Income	Income before Income Taxes	Net Income(b)	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$104,868	$100,387	$76,463	$75,797	$3.43
Adjusted to remove:
Impairment of long-lived assets and other (f)	137	137	104	104	—
Fair value of contingent consideration(c)	15,900	15,900	12,116	12,116	0.55
Business acquisition costs (d)	101	101	77	77	—
Executive transition costs (g)	1,218	1,218	928	928	0.04
Unusual items costs (e)	1,673	1,673	1,275	1,275	0.06
Adjusted Non-GAAP results	$123,897	$119,416	$90,963	$90,297	$4.08

	Year to Date Ended September 30, 2023
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$105,541	$100,916	$76,084	$75,648	$3.43	3.41
Adjusted to remove:
Impairment of long-lived assets and other (f)	18,334	18,334	13,824	13,824	0.63	0.62
Fair value of contingent consideration(c)	4,200	4,200	3,167	3,167	0.14	0.14
Business acquisition costs (d)	1,814	1,814	1,368	1,368	0.06	0.06
Adjusted Non-GAAP results	$129,889	$125,264	$94,443	$94,007	$4.26	$4.23

MGP INGREDIENTS, INC.
Description of Non-GAAP items

(a)MGP Earnings is defined as "Net income used in Earnings Per Common Share calculation."

(b)The tax rate used for non-GAAP items for the quarter and year to date ended September 30, 2024 was 24.0% and 23.8%, respectively.

(c)Fair value of contingent consideration relates to the quarterly adjustment of the contingent consideration liability related to the acquisition of Penelope Bourbon LLC. It is included in the Condensed Consolidated Statement of Income as a component of operating income and relates to the Branded Spirits segment.

(d)Business acquisition costs are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item and include transaction and integration costs associated with the acquisition of Penelope Bourbon LLC.

(e)The unusual items costs are included in the Condensed Consolidated Statement of Income within the selling, general and administrative line item. The adjustment includes professional and legal costs associated with special projects.

(f)The impairment of long-lived assets and other relates to impairments of assets as well as miscellaneous expenses in connection with the closure of the Atchison distillery. Impairment of long-lived assets and other are included in the Condensed Consolidated Statement of Income as a component of operating income and relates to the Distilling Solutions segment.

(g)The executive transition costs are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item. The adjustment includes costs related to the transition of certain executive positions.

(h)Adjusted net income margin is defined as adjusted net income divided by net sales.

(i)Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2024	2023	2024	2023
Net Income	$23,862	$13,088	$76,463	$76,084
Interest expense	2,174	2,353	6,398	4,630
Income tax expense	7,554	4,373	23,924	24,832
Depreciation and amortization	5,680	5,782	16,298	16,272
Share based compensation	767	2,014	2,748	5,651
Equity method investment loss (gain)	(832)	(388)	(1,446)	191
Impairment of long-lived assets and other	—	18,334	137	18,334
Fair value of contingent consideration	6,400	4,200	15,900	4,200
Business acquisition costs	15	314	101	1,814
Executive transition costs	—	—	1,218	—
Unusual items costs	34	—	1,673	—
Adjusted EBITDA	$45,654	$50,070	$143,414	$152,008

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense, depreciation and amortization, share based compensation, equity method investment loss (gain), impairment of long-lived assets and other, fair value of contingent consideration, business acquisition costs, executive transition costs, and unusual items costs.

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" and "Description of Non-GAAP items" for further details.

MGP INGREDIENTS, INC.
NET DEBT LEVERAGE RATIO (UNAUDITED)
(in thousands)

	Quarter Ended December 31, 2023	Quarter Ended March 31, 2024	Quarter Ended June 30, 2024	Quarter Ended September 30, 2024	TTM(a) September 30, 2024
Net income	$31,046	$20,584	$32,017	$23,862	$107,509
Interest expense	2,017	2,019	2,205	2,174	8,415
Income tax expense	9,784	6,262	10,108	7,554	33,708
Depreciation and amortization	5,841	5,289	5,329	5,680	22,139
Share based compensation	1,850	1,116	865	767	4,598
Equity method investment loss (gain)	146	296	(910)	(832)	(1,300)
Impairment of long-lived assets and other	1,057	116	21	—	1,194
Fair value of contingent consideration	2,900	4,100	5,400	6,400	18,800
Business acquisition costs	246	71	15	15	347
Executive transition costs	3,134	375	843	—	4,352
Unusual items costs	—	—	1,639	34	1,673
Adjusted EBITDA	$58,021	$40,228	$57,532	$45,654	$201,435

Total debt					$289,968
Cash and cash equivalents					20,772
Net debt					$269,196

Net debt leverage ratio(b)					1.3

(a) TTM is defined as trailing twelve months
(b) Net debt leverage ratio is defined as net debt divided by adjusted EBITDA

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" and "Description of Non-GAAP items" for further details on selected non-GAAP items.

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION (UNAUDITED)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2024	2023	2024	2023
Principal amount of the bonds	$201,250,000	$201,250,000	$201,250,000	$201,250,000
Par value	$1,000	$1,000	$1,000	$1,000
Number of bonds outstanding (a)	201,250	201,250	201,250	201,250

Initial conversion rate	10.3911	10.3911	10.3911	10.3911
Conversion price	$96.23620	$96.23620	$96.23620	$96.23620

Average share price (b)	$82.66859	$113.32587	$82.41075	$103.71316
Impact of conversion (c)	$172,877,289	$236,988,065	$172,338,092	$216,885,881

Cash paid for principal	(201,250,000)	(201,250,000)	(201,250,000)	(201,250,000)
Conversion premium	$—	$35,738,065	$—	$15,635,881

Average share price	$82.66859	$113.32587	$82.41075	$103.71316
Conversion premium in shares (d) (e)	—	315,357	—	150,761

(a)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(b)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less than the conversion price of $96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(c)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less than the conversion price then the impact of conversion is zero.

(d)The impacts of the Convertible Senior Notes were included in the diluted weighted average common shares outstanding if the impact was dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter and year to date periods exceed the conversion price of $96.23620 per share.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less than the conversion price, then the conversion premium in shares is zero.

MGP INGREDIENTS, INC.
Impact of the Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Quarter Ended September 30, 2024
(UNAUDITED) (Dollars in thousands)

	Distilling Solutions
	Quarter Ended September 30, 2024		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown goods	$57,110	$57,110	$—	—%
Warehouse services	8,264	8,264	—	—
White goods and other co-products	6,545	6,545	—	—
Total Sales	$71,919	$71,919	$—	—%

Gross profit	$28,644	$28,644	$—	—%
Gross margin %	39.8%	39.8%		—	pp(c)

	Ingredient Solutions
	Quarter Ended September 30, 2024		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$16,172	$16,172	$—		—%
Specialty wheat proteins	7,752	7,752	—		—
Commodity wheat starches	2,611	2,611	—		—
Commodity wheat proteins	383	383	—		—
Total Sales	$26,918	$26,918	$—		—%

Gross profit	$4,725	$4,725	$—	(d)	—%
Gross margin %	17.6%	17.6%			—	pp(c)

	Consolidated
	Quarter Ended September 30, 2024		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$161,461	$161,461	$—	—%
Gross profit	$65,815	$65,815	$—	—%
Gross margin %	40.8%	40.8%		—	pp(c)

(a)Represents actual results of the Company for the quarter ended September 30, 2024, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.
(b)Represents the Company's results for the quarter ended September 30, 2024 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The results of the Branded Spirits segment for the quarter ended September 30, 2024 were not impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)There was no reduction in gross profit for the Ingredient Solutions segment as the Company is no longer receiving an intercompany credit for the waste starch slurry by-product since the closure of the distillery in Atchison Kansas during December 2023.

MGP INGREDIENTS, INC.
Impact of the Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Quarter Ended September 30, 2023
(UNAUDITED) (Dollars in thousands)

	Distilling Solutions
	Quarter Ended September 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown goods	$73,409	$73,409	$—	—%
Warehouse services	7,353	7,353	—	—
White goods and other co-products	31,091	6,430	(24,661)	(79)
Total Sales	$111,853	$87,192	$(24,661)	(22)%

Gross profit	$33,280	$37,310	$4,030	12%
Gross margin %	29.8%	42.8%		13.0	pp(c)

	Ingredient Solutions
	Quarter Ended September 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$17,196	$17,196	$—		—%
Specialty wheat proteins	11,440	11,440	—		—
Commodity wheat starches	4,226	4,226	—		—
Commodity wheat proteins	90	90	—		—
Total Sales	$32,952	$32,952	$—		—%

Gross profit	$11,128	$9,408	$(1,720)	(d)	(15)%
Gross margin %	33.8%	28.6%			(5.2)	pp(c)

	Consolidated
	Quarter Ended September 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$211,624	$186,963	$(24,661)	(12)%
Gross profit	$73,448	$75,758	$2,310	3%
Gross margin %	34.7%	40.5%		5.8	pp(c)

(a)Represents actual results of the Company for the quarter ended September 30, 2023, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.
(b)Represents the Company's results for the quarter ended September 30, 2023 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The pro-forma financial results assume the loss of the waste starch slurry credit and no gain or loss on the disposal. The results of the Branded Spirits segment for the quarter ended September 30, 2023 were not impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)The reduction in gross profit for the Ingredient Solutions segment is the result of increased cost of goods sold from no longer receiving an intercompany credit for the waste starch slurry by-product purchased by the adjoined Atchison, Kansas distillery. The value of the intercompany credit is derived from the value of corn which has fluctuated over time.